Exhibit 10.66

October 14, 2011

Mr. Pete Wright
Devlin’s Bench Mining Ltd.
P. Wright Contracting Ltd
Box 5
Barkerville, BC, V0K 1B0

Re:           Memorandum of Understanding

Dear Mr. Wright;

The purpose of this letter is to set forth the mutual understandings of North Bay Resources Inc (“North Bay”), a US corporation domiciled in Delaware, entering into a joint venture agreement with Devlin’s Bench Mining Ltd. and P. Wright Contracting Ltd  (“Wright”), Canadian corporations domiciled in British Columbia, regarding North Bay’s 100% owned placer claims on the Fraser River near Lytton, BC and registered as MTO Tenure numbers 545980, 572387, 575009, and 575011  (“Fraser”, or the “JV Properties”).

The Parties agree to negotiate in good faith with each other the specific terms and conditions of the organization of a formal joint venture agreement.  If the terms are agreed upon between the Parties a written Definitive Agreement (the “Definitive Agreement”) will be drafted.  In general, some, but not all, of the provisions to be inserted in the written Definitive Agreement and issues to be negotiated by the parties shall include, inter alia, the following:

1. North Bay agrees to budget for and provide up to $100,000 CDN in project startup costs, including preparation of the required Notice of Work (“NOW”), bonding, equipment mobilization, and other required setup work to prepare the JV Properties for mining operations.

2. Wright agrees to provide all equipment, processing and recovery facilities, labor, and project management to conduct commercial mining operations on the JV Properties.

3. North Bay and Wright shall each receive 50% of the net profits from said mining operations.  It is understood that North Bay and Wright shall each be entitled to recover any out-of-pocket expenditures invested in the project prior to any profit distributions, and that operational considerations shall take a priority before any said expenses are accordingly recovered.

4. Wright will be deemed the “Operator” of the JV Property, and North Bay will remain the “Owner”.

5. The Parties agree that the ability to engage in commercial mining operations is contingent upon receiving permission from affected First Nations to engage in mining activities on the JV Properties, and upon receiving the applicable permits from the Ministry of Energy, Mines, and Petroleum Resources (“MEMPR”) in British Columbia.

6. North Bay and Wright will endeavor to execute a formal Definitive Agreement within sixty (60) days of the mutual acceptance of this letter.

The terms and conditions of this letter are set forth only to describe our mutual present understanding as reflected in our conversations regarding the transaction contemplated by this letter and are not intended to create any binding obligations on the part of North Bay or Wright or to be construed as an agreement to enter into any binding agreements.  No such obligations shall arise unless and until there shall have been prepared, executed and delivered a Definitive Agreement acceptable in form to both parties setting forth such terms and such additional understandings as North Bay and Wright may develop in the course of their negotiations leading up to such Definitive Agreement.

If you concur that this letter correctly sets forth our mutual understandings, please indicate your acceptance and approval of the letter in the space provided below.

Very truly yours,

North Bay Resources Inc.

By     /s/ Perry Leopold________________
Perry Leopold, CEO
ACCEPTED AND APPROVED

Devlin’s Bench Mining Ltd.
P. Wright Contracting Ltd

By      /s/ Pete Wright_______________
Pete Wright, President

January 19, 2012

Mr. Pete Wright
Devlin’s Bench Mining Ltd.
P. Wright Contracting Ltd
Box 5
Barkerville, BC, V0K 1B0

Re:           Memorandum of Understanding, Amendment No, 1

Dear Mr. Wright;

As per our discussions, this writing will be Amendment No. 1, (herein referred to as the “Amendment”) to our Memorandum of Understanding (“MOU”) dated October 14, 2011, as follows:

1.
It is agreed that the Joint Venture described in the first paragraph of the MOU pertaining to the JV Properties will now include North Bay’s Monte Cristo Property on the Lilloett River, registered as MTO tenures 521598, 524660, and 575230.

2.
Item #6 shall now read, “North Bay and Wright will endeavor to execute a formal Definitive Agreement within sixty (60) days of receiving permission from affected First Nations to engage in mining activities on the JV Properties, and upon receiving the applicable permits from the Ministry of Energy, Mines, and Petroleum Resources (“MEMPR”) in British Columbia”.

If you concur that this letter correctly sets forth our amended understandings, please indicate your acceptance and approval of the letter in the space provided below.

Very truly yours,

North Bay Resources Inc.

By     /s/ Perry Leopold________________
Perry Leopold, CEO
ACCEPTED AND APPROVED

Devlin’s Bench Mining Ltd.
P. Wright Contracting Ltd

By     /s/ Pete Wright_______________
Pete Wright, President